                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lucille S. Salhany and Richard A. Guttendorf, as his or her true and lawful attorneys-in-fact and agents, and each of them with full power to act without the other, with full power of substitution and resubstitution, for him and her and in his and her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form SB-2 of Lifef/x, Inc., and to file the same, with all exhibits thereto, and any and other documents in connection therewith, with the Securities and Exchange Commission, and grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals on the dates indicated.

Signature                                 Title        Date
---------                                 -----        ----

  /s/ Leslie G. Selbovitz                 Director     July 14, 2000
---------------------------------
  Dr. Leslie G. Selbovitz

  /s/ Nancy Hawthorne                     Director     July 14, 2000
---------------------------------
  Nancy Hawthorne